================================================================================

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                     GEMSTAR-TV GUIDE INTERNATIONAL, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
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     was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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Notes:

                     GEMSTAR-TV GUIDE INTERNATIONAL, INC.
                    135 North Los Robles Avenue, Suite 800
                          Pasadena, California 91101

                                 June 20, 2001

Dear Stockholder:

   The Annual Meeting of Stockholders of Gemstar-TV Guide International, Inc., a Delaware corporation, ("Gemstar" or the "Company") will be held at 10:00 a.m., California time, on July 20, 2001 at the DoubleTree Hotel, 191 N. Los Robles Avenue, Pasadena, California 91101.

   At this meeting, the holders of common stock of the Company will be asked to elect Nicholas Donatiello, Jr., Douglas B. Macrae, James E. Meyer and Lachlan K. Murdoch (collectively, the "Director Nominees") to a three-year term as Class III directors. Mr. Donatiello has served as a director of Gemstar since July 2000, Mr. Macrae has served as a director of Gemstar since September 1997, Mr. Meyer has served as a director of Gemstar since May 1997, and Mr. L. Murdoch has served as a director since May 2001.

   At the meeting, you will also be asked to ratify the appointment of KPMG LLP as Gemstar's independent auditors for the fiscal year ending December 31, 2001.

   In the material accompanying this letter, you will find a Notice of Annual Meeting of Stockholders, a Proxy Statement, a proxy, and a copy of the Company's Annual Report for the period ended December 31, 2000.

   All stockholders are cordially invited to attend the meeting in person. However, whether or not you plan to attend the meeting, please complete, sign, date and return your proxy in the enclosed envelope. If you attend the meeting, you may vote in person if you wish, even though you have previously returned your proxy. It is important that your shares be represented and be voted at the meeting.

                                          Sincerely,

                                          /s/ HENRY C. YUEN
                                          HENRY C. YUEN
                                          Chairman and Chief Executive Officer

                     GEMSTAR-TV GUIDE INTERNATIONAL, INC.
                    135 North Los Robles Avenue, Suite 800
                          Pasadena, California 91101

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          To Be Held on July 20, 2001

   The Annual Meeting of Stockholders of Gemstar-TV Guide International, Inc., (the "Company" or "Gemstar"), will be held at 10:00 a.m., California time, on July 20, 2001 at the DoubleTree Hotel, 191 N. Los Robles Avenue, Pasadena, California 91101.

   At the meeting, stockholders will act on the following matters:

  (1) To elect four (4) Class III directors for a three-year term to expire at the 2004 Annual Meeting or until their successors are duly elected and qualified;

  (2) To ratify the appointment of KPMG LLP as independent auditors for the fiscal year ending December 31, 2001; and

  (3) To transact such other matters that may properly come before the meeting or any postponements or adjournments thereof.

   The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice. Only stockholders of record at the close of business on June 14, 2001 will be entitled to notice of and to vote at the meeting and any adjournment thereof.

   PLEASE PROMPTLY VOTE, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD. This will ensure that your shares are voted in accordance with your wishes and that a quorum will be present. You are invited to attend the meeting, and you may vote in person even though you have returned your proxy card.

                                          /s/ HENRY C. YUEN
                                          HENRY C. YUEN
                                          Chairman and Chief Executive Officer

June 20, 2001

                            YOUR VOTE IS IMPORTANT

   NO MATTER HOW MANY SHARES YOU OWNED ON THE RECORD DATE, PLEASE INDICATE YOUR VOTING INSTRUCTIONS ON THE ENCLOSED PROXY CARD AND DATE, SIGN AND RETURN IT IN THE ENVELOPE PROVIDED, WHICH IS ADDRESSED FOR YOUR CONVENIENCE AND NEEDS NO POSTAGE IF MAILED IN THE UNITED STATES. IN ORDER TO AVOID THE ADDITIONAL EXPENSE TO THE COMPANY OF FURTHER SOLICITATION, WE ASK YOUR COOPERATION IN PROMPTLY MAILING IN YOUR PROXY CARD.

                     GEMSTAR-TV GUIDE INTERNATIONAL, INC.
                    135 North Los Robles Avenue, Suite 800
                          Pasadena, California 91101

                                PROXY STATEMENT

                 Annual Meeting of Stockholders--July 20, 2001

                                    GENERAL

Persons Making the Solicitation

   This proxy statement is furnished in connection with the solicitation by the Board of Directors (the "Board") of Gemstar-TV Guide International, Inc. (the "Company" or "Gemstar") of proxies for use at an Annual Meeting of Stockholders to be held at 10:00 a.m., California U.S.A. time, on July 20, 2001 at the DoubleTree Hotel, 191 N. Los Robles Avenue, Pasadena, California 91101 and at any adjournment thereof (the "Annual Meeting"). This proxy statement is first being mailed to stockholders on or about June 22, 2001. You are requested to sign, date and return the enclosed proxy card in order to ensure that your shares are represented at the Annual Meeting.

   A form of proxy is enclosed for your use. The shares represented by each properly executed unrevoked proxy will be voted as directed by the stockholder executing the proxy. If no direction is given, the shares represented by each properly executed unrevoked proxy will be voted (i) "FOR" the proposal to elect Mr. Nicholas Donatiello, Jr., Mr. Douglas B. Macrae, Mr. James E. Meyer and Mr. Lachlan K. Murdoch to a three-year term as Class III directors of Gemstar, and (ii) "FOR" the proposal to ratify the appointment of KPMG LLP as Gemstar's independent auditors for the fiscal year ending December 31, 2001. With respect to any other matter that may come before the Annual Meeting or any adjournment thereof, the proxy confers upon the proxy holders discretionary authority to vote the proxy in accordance with their best judgment.

   The expense of soliciting proxies will be borne by the Company. Proxies will be solicited principally through the use of the mail, but directors, officers and regular employees of the Company may solicit proxies personally or by telephone or special letter without any additional compensation. The Company also will reimburse banks, brokerage houses and other custodians, nominees and fiduciaries for any reasonable expenses in forwarding proxy materials to beneficial owners.

   The principal executive offices of the Company are located at 135 North Los Robles Avenue, Suite 800, Pasadena, California 91101. The telephone number at that location is 626-792-5700.

Revocability of Proxy

   A proxy may be revoked by a stockholder at any time prior to the voting thereof by giving notice of revocation in writing to the Corporate Secretary, by duly executing and delivering to the Corporate Secretary a proxy bearing a later date or by voting in person at the Annual Meeting. Attending the Annual Meeting in and of itself will not constitute a revocation of a proxy.

Record Date

   Only holders of record of common stock of the Company at the close of business on June 14, 2001 (the "Record Date") are entitled to notice of and to vote at the Annual Meeting or any adjournment thereof. On the Record Date there were 411,630,000 shares of common stock outstanding. A list of the stockholders of record will be available at the Annual Meeting, and during the 10 days prior to the Annual Meeting, at the Company's principal executive offices.

Required Vote

   For the purpose of electing directors, each stockholder is entitled to one vote for each director to be elected for each share of Gemstar common stock owned. Directors shall be elected by a plurality vote of all votes cast, in present or by proxy. Thus, the nominees receiving the highest number of votes, up to the number of directors to be elected, will be elected. Abstentions and broker non-votes will have no effect on the results, although they will be counted for purposes of determining the presence of a quorum for the conduct of business at the Annual Meeting. A broker non-vote occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner.

                                PROPOSAL NO. 1
                        ELECTION OF CLASS III DIRECTORS

   Gemstar's Articles of Incorporation provide that the Gemstar Board shall consist of twelve persons, which may be changed from time to time by resolution of nine out of twelve members of the Board. The Board is divided into three classes, as nearly equal as practicable, and each class has a staggered three year term. Currently, the terms of office of directors in Class I, II and Class III end following the annual meetings of stockholders in 2003, 2002 and 2001, respectively. Twelve directors are currently serving on the Board of Directors (four Class I, four Class II, and four Class III). At the Annual Meeting, stockholders will be asked to elect four Class III directors to hold office until the 2004 Annual Meeting, subject to the provisions of Gemstar's Articles of Incorporation. Proxies cannot be voted for a greater number of persons than the number of nominees named in this Proxy Statement.

   The Board has recommended four nominees for election as directors. The accompanying proxy solicited by the Board will be voted for the election of the four nominees named below, unless the proxy card is marked to withhold authority to vote. Each nominee is presently a member of the Board.

   The nominees for election are:

                           NICHOLAS DONATIELLO, JR.
                               DOUGLAS B. MACRAE
                                JAMES E. MEYER
                              LACHLAN K. MURDOCH

   If any of the nominees should become unavailable for election to the Board, the persons named in the proxy or their substitutes shall be entitled to vote for a substitute to be designated by the Board. The Board has no reason to believe that it will be necessary to designate a substitute nominee.

   The Board of Directors recommends a vote "FOR" the election of each of the nominees listed above.

Director Nominees

   The following table provides information regarding the nominees for election as directors of the Company. The ages shown are as of May 31, 2001.

                                  Business Experience and      Director    Year Term
          Name and Age                 Directorships            Since       Expires
          ------------           ------------------------   -------------- ---------
 Nicholas Donatiello, Jr. (40).. Mr. Donatiello has been      July 2000      2001
                                 a director of the
                                 Company since July 2000.
                                 Mr. Donatiello was a
                                 director of TV Guide,
                                 Inc. from June 1999 to
                                 July 2000 and has been
                                 the President and Chief
                                 Executive Officer of
                                 Odyssey Ventures, Inc.,
                                 which is the general
                                 partner of Odyssey,
                                 L.P., since September
                                 1993. Odyssey, L.P. is
                                 principally engaged in
                                 conducting market
                                 research of consumer
                                 adoption and usage of
                                 new media products and
                                 services. Prior to
                                 founding Odyssey, he was
                                 Press Secretary and
                                 Campaign Manager for
                                 U.S. Senator
                                 Bill Bradley and a
                                 consultant with McKinsey
                                 and Co.

 Douglas B. Macrae (42)......... Mr. Macrae has served as   September 1997   2001
                                 a director of the
                                 Company since September
                                 1997. Mr. Macrae founded
                                 VideoGuide Inc., now a
                                 wholly-owned subsidiary
                                 of the Company, in
                                 September 1993 and has
                                 served as its President
                                 since that time.
                                 Mr. Macrae currently
                                 serves as Chairman of
                                 the Board of GCC
                                 Technologies, Inc. Mr.
                                 Macrae is currently a
                                 director of
                                 Norpak Corporation,
                                 Telecruz Technology,
                                 Inc., Interactive
                                 Program Guide, Inc., and
                                 a director of @TV Media.

 James E. Meyer (46)............ Mr. Meyer has served as       May 1997      2001
                                 a director of the
                                 Company since May 1997.
                                 Mr. Meyer has served as
                                 the Senior Executive
                                 Vice President for
                                 Thomson multimedia
                                 ("Thomson") since 1997.
                                 Mr. Meyer served as
                                 Senior Vice President
                                 Product Management for
                                 Thomson from 1992 to
                                 1996. From December 1996
                                 to September 1997, Mr.
                                 Meyer served as
                                 Executive Vice
                                 President, Marketing &
                                 Sales-Americas for
                                 Thomson. Mr. Meyer also
                                 serves as a director for
                                 Mikohn Gaming
                                 Corporation.

                                                                         Year
                               Business Experience and        Director   Term
       Name and Age                 Directorships              Since    Expires
       ------------        -------------------------------   ---------- -------
 Lachlan K. Murdoch (29).. Mr. Murdoch has been a director    May 2001   2001
                           of the Company since May 2001.
                           Mr. Murdoch has served as
                           Executive Director of The News
                           Corporation Limited ("News
                           Corp.") since October 1996 and
                           Senior Executive Vice President
                           since February 1999. Mr.
                           Murdoch has also served as a
                           Director of News Limited, News
                           Corp.'s principal Australian
                           subsidiary, since September
                           1995, Chairman and
                           Chief Executive Officer since
                           July 1997, Managing Director
                           from September 1996 until June
                           1997 and Deputy Chief Executive
                           Officer from December 1995
                           until September 1996. Mr.
                           Murdoch has also served as
                           Chairman of Queensland Press
                           Limited since October 1996 and
                           a Director since October 1994.
                           Mr. Murdoch has served as a
                           Director of Beijing PDN Xiren
                           Information Technology Co. Ltd.
                           since June 1996 and One.Tel
                           Limited since April 1999, and
                           OmniSky since May 2000.
                           Mr. Murdoch is the son of
                           Rupert Murdoch, also a director
                           of the Company.

Directors Whose Terms of Office Will Continue After the Annual Meeting

   The following table provides information regarding the directors of the Company whose terms of office will continue after the Annual Meeting. The ages shown are as of May 31, 2001.

                                                                         Year
                               Business Experience and        Director   Term
       Name and Age                 Directorships              Since    Expires
       ------------        -------------------------------   ---------- -------
 Henry C. Yuen (53)....... Dr. Yuen is a co-founder of the   April 1992  2003
                           Company and has served as the
                           Company's Chief Executive
                           Officer since August 1994, as
                           President from August 1994 to
                           July 2000, as a director since
                           April 1992, and as Chairman of
                           the Board of Directors of the
                           Company since January 1999. Dr.
                           Yuen invented the Company's VCR
                           Plus+ system and co-founded
                           Gemstar in 1989. Prior to the
                           founding of Gemstar, Dr. Yuen
                           was a research scientist and
                           Technical Fellow at TRW, Inc.,
                           and held faculty positions at
                           New York University Courant
                           Institute of Mathematical
                           Sciences and the California
                           Institute of Technology.
                           Dr. Yuen holds a B.S.
                           (Mathematics) from the
                           University of Wisconsin, a
                           Ph.D. (Applied Mathematics)
                           from the California Institute
                           of Technology, and a J.D. from
                           Loyola University School of
                           Law. Dr. Yuen has over 70
                           published scientific papers, 25
                           issued patents, and over 100
                           pending patents. Dr. Yuen is a
                           member of the State Bar of
                           California.

                                                                         Year
                               Business Experience and       Director    Term
        Name and Age                Directorships              Since    Expires
        ------------        -----------------------------   ----------- -------
 Peter C. Boylan III (37).. Mr. Boylan has been Co-          July 2000   2003
                            President and Co-Chief
                            Operating Officer, a member
                            of the Office of the Chief
                            Executive and a director of
                            the Company and Co-Chairman
                            and Chief Executive Officer
                            and Co-President of TV Guide,
                            Inc., now a wholly owned
                            subsidiary of the Company,
                            ("TV Guide") since July 2000.
                            Mr. Boylan served as
                            President and Chief Operating
                            Officer of TV Guide from June
                            1999 through July 2000;
                            Executive Vice President of
                            TV Guide from March 1999 to
                            June 1999; President of TV
                            Guide from August 1997 to
                            March 1999; Chief Operating
                            Officer of TV Guide from
                            December 1996 to March 1999
                            and Executive Vice President
                            and Chief Financial Officer
                            of TV Guide from October 1994
                            to December 1996. Mr. Boylan
                            has been a director of TV
                            Guide since July 1995. Mr.
                            Boylan is also a director of
                            BOK Financial Corporation.

 Chase Carey (47).......... Mr. Carey has been a director    July 2000   2002
                            of the Company since
                            July 2000. Mr. Carey was
                            previously a director of
                            TV Guide from March 1999 to
                            July 2000 and has been
                            Director of Fox Entertainment
                            Group, Inc. and Co-Chief
                            Operating Officer of Fox
                            Entertainment Group, Inc.
                            since August 1998. Mr. Carey
                            is an Executive Director and
                            has been the Co-Chief
                            Operating Officer of News
                            Corp. and a Director and
                            Executive Vice President of
                            News America Incorporated
                            since 1996. Mr. Carey has
                            served as the Chairman and
                            Chief Executive Officer of
                            Fox Television since July
                            1994. Mr. Carey joined Fox,
                            Inc. (predecessor of Fox
                            Entertainment Group, Inc.) in
                            1990 as Executive Vice
                            President, served as Chief
                            Financial Officer, and
                            assumed the title of Chief
                            Operating Officer in
                            February 1992. Prior to
                            joining Fox Television, Mr.
                            Carey worked at Columbia
                            Pictures in several executive
                            positions. Mr. Carey is also
                            a member of the Boards of
                            Directors of Gateway, Inc.,
                            NDS Group plc, and News Corp.

 George F. Carrier (83).... Dr. Carrier has served as a     August 1994  2002
                            director of the Company since
                            August 1994. He served on the
                            faculty of Harvard University
                            from 1952 until he retired in
                            1988. While at Harvard, he
                            served as the Gordon McKay
                            Professor of Mechanical
                            Engineering and T. Jefferson
                            Coolidge Professor of Applied
                            Mathematics. Since 1995, Dr.
                            Carrier has served as a
                            private consultant to TRW
                            Inc.'s Aerospace and
                            Automotive Divisions, since
                            1992 has served as a private
                            consultant to the National
                            Science Foundation and is a
                            consultant for Fendell
                            Associates. Dr. Carrier holds
                            a B.S. (Mechanical
                            Engineering) from Cornell
                            University and a Ph.D.
                            (Applied Mechanics) from
                            Cornell University.

                                                                         Year
                             Business Experience and          Director   Term
     Name and Age                 Directorships                Since    Expires
     ------------      -----------------------------------   ---------- -------
 David F. DeVoe (54).. Mr. DeVoe has been a director of      June 2001   2003
                       the Company since June 2001. Mr.
                       DeVoe has been a Director, Chief
                       Financial Officer and Finance
                       Director of News Corp. since 1990
                       and Senior Executive Vice President
                       since 1996. Mr. DeVoe was an
                       Executive Vice President of News
                       Corp. from 1990 until 1996. Mr.
                       DeVoe has been a director of News
                       America Incorporated, News Corp.'s
                       principal subsidiary in the United
                       States, since 1991 and Senior
                       Executive Vice President since
                       1998. Mr. DeVoe served as Executive
                       Vice President of NAI from 1991 to
                       1998. Mr. DeVoe has been a Director
                       of Fox Entertainment Group, Inc.
                       ("Fox") since 1991 and Senior
                       Executive Vice President and Chief
                       Financial Officer of Fox since
                       1998. Mr. DeVoe has been a Director
                       of STAR TV since 1993, Sky Global
                       Networks since 1998, NDS Group plc
                       since 1996 and British Sky
                       Broadcasting Group plc since 1994.

 Elsie Ma Leung (54).. Elsie Ma Leung is a member of the     April 1994  2003
                       Office of the Chief Executive of
                       the Company and serves as
                       Co-President and Co-Chief Operating
                       Officer of the overall company. In
                       this role, Ms. Leung oversees all
                       of the Company's consumer
                       electronics business, including the
                       development, licensing and
                       marketing activities of its VCR
                       Plus+, IPG and eBook technologies.
                       Ms. Leung is also the Chief
                       Financial officer for the overall
                       company, overseeing all of the
                       Company's corporate and operating
                       financial affairs, and is a member
                       of the Board of Directors. Prior to
                       this current role, Ms. Leung served
                       as Chief Financial Officer and a
                       member of the Board of Directors of
                       Gemstar International Group Limited
                       from 1994 to 2000. In that capacity
                       she was responsible for Gemstar's
                       initial public offering in
                       October 1995. In January 1996, Ms.
                       Leung took the additional position
                       of Chief Operating Officer of
                       Gemstar International Group
                       Limited, the company that acquired
                       TV Guide, Inc. in July 2000. Before
                       joining Gemstar, Ms. Leung was the
                       founder and managing partner of the
                       public accounting firm of Leung,
                       Kaufman & Company since 1983. Prior
                       to 1983, Ms. Leung began her
                       accounting practice at the public
                       accounting firm of Kenneth
                       Leventhal & Company. Ms Leung is a
                       Certified Public Accountant and
                       holds a B.A. (Accounting) from
                       California State University, Los
                       Angeles.

                                                                         Year
                               Business Experience and        Director   Term
       Name and Age                 Directorships              Since    Expires
       ------------        -------------------------------   ---------- -------
 K. Rupert Murdoch (70)... Mr. Murdoch has been a director   May 2001    2002
                           of the Company since May 2001.
                           Mr. Murdoch has been a Director
                           of Fox Entertainment Group,
                           Inc. ("Fox") since 1985,
                           Chairman of Fox since 1992 and
                           Chief Executive Officer of Fox
                           since 1995. Mr. Murdoch has
                           been Chairman of the Board of
                           Directors of News Corp. since
                           1991, and Director and
                           Chief Executive of News Corp.
                           since its formation in 1979.
                           Mr. Murdoch has served as a
                           Director of News Limited, News
                           Corp.'s principal subsidiary in
                           Australia, since 1953, a
                           Director of News International
                           plc, News Corp.'s principal
                           subsidiary in the United
                           Kingdom, since 1969, and a
                           Director of News America
                           Incorporated, News Corp.'s
                           principal subsidiary in the
                           United States ("NAI"), since
                           1973. Mr. Murdoch has served as
                           a Director of STAR TV since
                           1993 and Chairman from 1993 to
                           1998, as a Director of British
                           Sky Broadcasting Group plc
                           ("BSkyB") since 1990 and
                           Chairman since June 1999, as a
                           Director of Sky Global
                           Networks, Inc. ("SGN") since
                           1998 and Chairman since June
                           2000, and as a Director of
                           Fox Family Worldwide ("FFW")
                           since 1996. Mr. Murdoch is also
                           a member of the board of
                           directors of Philip Morris
                           Companies, Inc.

 Jonathan B. Orlick (43).. Mr. Orlick has served as a        March 2001  2002
                           director of the Company since
                           March 2001, is currently the
                           deputy General Counsel and has
                           been the Senior Vice President,
                           Intellectual Property and
                           Licensing since 1997. Mr.
                           Orlick has also served as Vice
                           President, Intellectual
                           Property and Licensing, General
                           Counsel, and Secretary for
                           Starsight Telecast, Inc., now a
                           wholly owned subsidiary of the
                           Company, since 1996. Mr. Orlick
                           also is a director of Norpak
                           Corporation.

Stockholders Agreement

   Arrangements with respect to the election of directors exist in the Stockholders Agreement entered into by Henry C. Yuen, Liberty Media Corporation ("Liberty"), The News Corporation Limited ("News Corp.") and Gemstar which became effective upon the completion of the merger between the Company and TV Guide, Inc., on July 12, 2000 (the "Merger"). In connection with the sale of Liberty's shares of the Company to News Corp. effective May 2, 2001, Liberty assigned its right to appoint designees to Gemstar's Board to News Corp.

   Henry C. Yuen and designees of Mr. Yuen, and News Corp. have agreed as part of the Stockholders Agreement:

     (1) to vote for, or to use their best efforts to cause their respective designees on the Board of Directors to vote for, Mr. Yuen's election as a director and appointment as Chairman of the Board and Chief Executive Officer until the earlier of the fifth anniversary of the completion of the Merger and the date Mr. Yuen ceases to be Chief Executive Officer of the Company other than as a result of his termination without cause; and

     (2) to vote for the election to the Board of five other persons (including two independent directors) designated by Mr. Yuen until the earlier of the fifth anniversary of the completion of the Merger and the date Mr. Yuen ceases to be Chief Executive Officer of the Company other than as a result of his termination without cause, provided that if Mr. Yuen should die or become disabled during such five-year period News Corp. has agreed, for the remainder of the five-year period, to continue to vote for the election to the Board of the directors formerly designated by Mr. Yuen or their successors (including Mr. Yuen's successor) and to vote against their removal except for cause.

   For so long as News Corp. is committed to vote for Mr. Yuen and his designees, Mr. Yuen has agreed to vote his shares of Gemstar common stock for the election to the Gemstar Board of six designees of News Corp. (including two independent directors).

   News Corp.'s right to designate directors generally shall be reduced by one director upon the transfer of 90% or more of its respective shares of common stock of the Company.

   Mr. Yuen's designees are George F. Carrier, Elsie Ma Leung, Douglas B. Macrae, James E. Meyer and Jonathan B. Orlick. News Corp.'s designees are Peter C. Boylan III, Chase Carey, David F. DeVoe, Nicholas Donatiello, Jr., K. Rupert Murdoch and Lachlan K. Murdoch.

Classified Board of Directors

   The Board is divided into three classes: Class I, Class II and Class III. The Class I directors consist of Mr. Boylan, Mr. DeVoe, Ms. Leung, and Mr. Yuen; the Class II directors consist of Mr. Carey, Mr. Carrier, Mr. R. Murdoch and Mr. Orlick; and the Class III directors consist of Mr. Donatiello, Mr. Macrae, Mr. Meyer and Mr. L. Murdoch. Each director serves for a term ending after the third annual meeting following the annual meeting at which such director was elected. The terms of office of directors in Class I, Class II, and Class III end following the annual meetings in 2003, 2002 and 2001, respectively. The appointment of all officers is subject to the discretion of the Board.

Compensation of Directors

   The Company pays each director who is not an employee of the Company $25,000 per year for services as a director of the Company and $1,000 per Board or committee meeting attended. All directors are reimbursed for their out-of-pocket expenses incurred in connection with attendance at meetings of, and other activities relating to service on, the Board or any committee of the Board. In addition, directors who are not full-time employees of the Company are eligible to participate in the Company's 1994 Stock Incentive Plan, as amended (the "Stock Incentive Plan").

Committees and Meetings of the Board of Directors

   During the fiscal year ended December 31, 2000, the Board of Directors held two (2) meetings. All directors attended 75% or more of the total meetings of the Board and committees of the Board on which they served.

   The Audit Committee consists of George F. Carrier, Nicholas Donatiello, Jr. and James E. Meyer. As of the end of the fiscal year, the Audit Committee consisted of George F. Carrier, Nicholas Donatiello, Jr., Elsie Ma Leung and
J. David Wargo. The Audit Committee recommends to the Board the independent auditors to be selected to audit the Company's annual financial statements and approves any special assignments given to such auditors. The Audit Committee also reviews the planned scope of the annual audit and the independent auditors' letter of comments and management's responses thereto, any major accounting changes made or contemplated and the effectiveness and efficiency of the Company's internal accounting staff. During the fiscal year ended December 31, 2000, the Audit Committee held one (1) meeting.

   The Compensation Committee currently consists of Chase Carey, George F. Carrier, James E. Meyer, Lachlan Murdoch and Henry C. Yuen. As of the end of the fiscal year, the Compensation Committee consisted of Robert Bennett, Chase Carey, George F. Carrier, James E. Meyer and Henry C. Yuen. The Compensation

Committee establishes remuneration levels for executive officers of the Company, reviews management organization and development, reviews significant employee benefit programs and administers the Company's Stock Incentive Plan. During the fiscal year ended December 31, 2001, the Compensation Committee held one (1) meeting.

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

   The following table sets forth certain information with respect to the beneficial ownership of the common stock of the Company as of May 31, 2001 for each person who owns more than 5% of the outstanding common stock of the Company.

                                                            Amount and
                                                            Nature of   Percent
                                                            Beneficial  of Class
Name and Address of Beneficial Owner                       Ownership(1)   (1)
------------------------------------                       ------------ --------
Henry C. Yuen(2)..........................................  36,518,724    8.37%
Thomas L.H. Lau(3)........................................  40,000,000    9.72%
The News Corporation Limited/K. Rupert Murdoch(4)......... 158,170,322   38.43%
American Century Investment Management(5).................  24,706,986    6.00%

--------
(1) Applicable percentage of ownership is based on 411,624,000 shares of common stock outstanding as of May 31, 2001 together with applicable options for such stockholder. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares subject to options held by that person that are currently exercisable or that become exercisable within 60 days following May 31, 2001 are deemed outstanding. However, such shares are not deemed outstanding for purposes of computing the percentage ownership of any other person. Unless otherwise indicated, each of the stockholders named in this table has sole voting and dispositive power with respect to the shares of common stock shown as beneficially owned by such stockholder.

(2) Amount includes 11,942,960 shares of common stock and 24,575,764 shares of common stock issuable upon exercise of options that are currently exercisable or will become exercisable within sixty days following May 31, 2001. The address of Mr. Yuen is c/o Gemstar-TV Guide International, Inc., 135 North Los Robles Avenue, Suite 800, Pasadena, California 91101.

(3) According to a Schedule 13G filed with the Securities and Exchange Commission on February 16, 2001, Mr. Lau held 40,000,000 shares as of February 16, 2001. Shares are owned of record by Dynamic Core Holdings Limited, and Mr. Lau is beneficial owner of all of the outstanding shares of Dynamic Core Holdings Limited. The address of Mr. Lau is 26/F., MassMutual Tower, 38 Gloucester Road, Hong Kong.

(4) 87,465,736 shares are owned of record by Sky Global Networks, Inc., ("SGN") previously named TVG Holdings, Inc., an indirect subsidiary of The News Corporation Limited ("News Corp."). 70,704,586 shares are owned of record by News Publishing Australia Limited ("NPAL"), a subsidiary of News Corp. News Corp., as a person who may be deemed to control SGN and NPAL, may also be deemed to indirectly beneficially own such shares. By virtue of ordinary shares of News Corp. owned by (i) Mr. K. Rupert Murdoch and members of his family, (ii) (A) Cruden Investments Pty. Limited, a private Australian investment company owned by Mr. Murdoch, members of his family and certain charities, and (B) a subsidiary of Cruden; and (iii) corporations which are controlled by trustees of settlements and trusts set up for the benefit of the Murdoch family, charities and other persons, and Mr. Murdoch's positions as Chairman and Chief Executive Officer of News Corp., Mr. Murdoch may be deemed to control the operations of News Corp., and may therefore be deemed to indirectly beneficially own such shares of SGN and NPAL. News Corp. and Mr. Murdoch have disclaimed beneficial ownership of such shares. The address of SGN is 1300 North Market Street, Suite 404, Wilmington, Delaware 19801; the address of News Corp. is 2 Holt Street, Sydney, New South Wales 2010, Australia; the address of NPAL is 1300 North Market Street,

   Suite 404, Wilmington, Delaware 19801; and the address of Mr. Murdoch is 10201 West Pico Boulevard, Los Angeles, California 90035. News Corp. purchased 70,704,586 shares of common stock of the Company from Liberty Media Corporation effective May 2, 2001.

(5) According to a Schedule 13G/A filed with the Securities and Exchange Commission on February 13, 2001 jointly by American Century Investment Management, Inc., and American Century Mutual Funds, Inc., American Century Investment Management, Inc. is a registered investment advisor and manages, pursuant to management agreements, the investments of thirteen registered investment companies, including American Century Mutual Funds, Inc. American Century Investment Management, Inc. reported having sole voting and dispositive power with respect to 24,706,986 shares of common stock of the Company, and American Century Mutual Funds, Inc., reported having sole voting and dispositive power with respect to 24,649,186 shares of common stock of the Company.

                       SECURITY OWNERSHIP OF MANAGEMENT

   The following table sets forth certain information with respect to the beneficial ownership of the common stock of the Company as of May 31, 2001 for the directors and officers of the Company.

                                                          Amount and
                                                          Nature of
                                              Title of    Beneficial  Percent of
Name of Beneficial Owner                       Class     Ownership(1)  Class(1)
------------------------                    ------------ ------------ ----------
Peter C. Boylan, III(6).................... Common Stock   1,807,497        *
Chase Carey................................ Common Stock           0        *
George F. Carrier(5)....................... Common Stock      88,000        *
David F. DeVoe............................. Common Stock           0        *
Nicholas Donatiello, Jr.(5)................ Common Stock      19,719        *
Elsie Ma Leung(3).......................... Common Stock   6,038,570     1.45%
Douglas B. Macrae(4)....................... Common Stock     894,000        *
James E. Meyer............................. Common Stock       1,000        *
K. Rupert Murdoch(7)....................... Common Stock 158,170,322    38.43%
Lachlan K. Murdoch......................... Common Stock           0        *
Jonathan B. Orlick(5)...................... Common Stock      60,002        *
Henry C. Yuen(2)........................... Common Stock  36,518,724     8.37%
Directors and Officers as a Group.......... Common Stock 203,597,834    45.81%

--------
 * Less than 1%

(1) Applicable percentage of ownership is based on 411,624,000 shares of common stock outstanding as of May 31, 2001 together with applicable options for such stockholder. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares subject to options held by that person that are currently exercisable or that become exercisable within 60 days following May 31, 2001 are deemed outstanding. However, such shares are not deemed outstanding for purposes of computing the percentage ownership of any other person. Unless otherwise indicated, each of the stockholders named in this table has sole voting and dispositive power with respect to the shares of common stock shown as beneficially owned by such stockholder. The address for all directors and officers of the Company is c/o Gemstar-TV Guide International, Inc., 135 North Los Robles Avenue, Suite 800, Pasadena, California 91101.

(2) Amount includes 11,942,960 shares of common stock and 24,575,764 shares of common stock issuable upon exercise of options that are currently exercisable or will become exercisable within sixty days following May 31, 2001.

(3) Amount includes 58,570 shares of common stock and 5,980,000 shares of common stock issuable upon exercise of options that are currently exercisable or will become exercisable within sixty days following May 31, 2001.

(4) Amount includes 594,000 shares of common stock and 300,000 shares of common stock issuable upon exercise of options that are currently exercisable or will become exercisable within sixty days following May 31, 2001.

(5) Amount represents shares of common stock issuable upon exercise of options that are currently exercisable or will become exercisable within sixty days following May 31, 2001.

(6) Amount includes 13,597 shares of common stock and 1,793,900 shares of common stock issuable upon exercise of options that are currently exercisable or will become exercisable within sixty days following May 31, 2001.

(7) 87,465,736 shares are owned of record by Sky Global Networks, Inc., ("SGN") previously named TVG Holdings, Inc., an indirect subsidiary of The News Corporation Limited ("News Corp."). 70,704,586 shares are owned of record by News Publishing Australia Limited ("NPAL"), a subsidiary of News Corp. News Corp., as a person who may be deemed to control SGN and NPAL, may also be deemed to indirectly beneficially own such shares. By virtue of ordinary shares of News Corp. owned by (i) Mr. K. Rupert Murdoch and members of his family, (ii) (A) Cruden Investments Pty. Limited, a private Australian investment company owned by Mr. Murdoch, members of his family and certain charities, and (B) a subsidiary of Cruden; and (iii) corporations which are controlled by trustees of settlements and trusts set up for the benefit of the Murdoch family, charities and other persons, and Mr. Murdoch's positions as Chairman and Chief Executive Officer of News Corp., Mr. Murdoch may be deemed to control the operations of News Corp., and may therefore be deemed to indirectly beneficially own such shares of SGN and NPAL. News Corp. and Mr. Murdoch have disclaimed beneficial ownership of such shares. The address of SGN is 1300 North Market Street, Suite 404, Wilmington, Delaware 19801; the address of
    News Corp. is 2 Holt Street, Sydney, New South Wales 2010, Australia; the address of NPAL is 1300 North Market Street, Suite 404, Wilmington, Delaware 19801; and the address of Mr. Murdoch is 10201 West Pico Boulevard, Los Angeles, California 90035. News Corp. purchased 70,704,586 shares of common stock of the Company from Liberty Media Corporation effective May 2, 2001.

                 EXECUTIVE COMPENSATION AND OTHER INFORMATION

Summary of Executive Compensation

   The following table sets forth certain summary information concerning the compensation paid by the Company for the year ended December 31, 2000 and the fiscal years ended March 31, 2000 and March 31, 1999 to the Company's chief executive officer and the four other most highly compensated executive officers during the year ended December 31, 2000 (collectively, the "Named Executive Officers"):

                                                                                                    Long Term
                                                                Annual Compensation               Compensation
                                                      --------------------------------------  ---------------------
                                                                                              Restricted Securities
                                                                                Other Annual    Stock    Underlying     All Other
   Name and Principal Positions       Twelve Months    Salary                   Compensation   Award(s)   Options      Compensation
      as of December 31, 2000             Ended        ($)(1)      Bonus ($)        ($)          ($)        (#)            ($)
   ----------------------------     ----------------- ---------    ---------    ------------  ---------- ----------    ------------
Henry C. Yuen.....................  December 31, 2000 2,255,443(2) 3,473,724(3)   233,710(4)      --     3,537,447(5)    487,544(6)
 Chief Executive Officer and        March 31, 2000    1,921,590    2,911,714          --          --     3,438,984       490,159(6)
 Chairman of the Board              March 31, 1999    1,534,833    2,215,167          --          --     4,220,980       492,144(6)

Elsie Ma Leung....................  December 31, 2000   961,634(2)   466,030(3)    73,469(4)      --     2,400,000         1,400(7)
 Chief Financial Officer,           March 31, 2000      819,292      327,717          --          --           --          1,400(7)
 Co-President and Co-Chief          March 31, 1999      700,000      280,000          --          --           --          1,333(7)
 Operating Officer

Stephen A. Weiswasser.............  December 31, 2000   760,947(2)    18,750       77,453(4)      --           --          1,400(7)
 Former Executive Vice President    March 31, 2000      520,192       75,000          --          --       327,118           --
 and General Counsel                March 31, 1999          --           --           --          --           --            --

Joachim Kiener....................  December 31, 2000   412,597(8)   139,315(9)       --          --           --         19,342(10)
 Former Co-President and Co-Chief   March 31, 2000          --           --           --          --           --            --
 Operating Officer                  March 31, 1999          --           --           --          --           --            --

Peter C. Boylan III...............  December 31, 2000   405,685(8)   142,759(9)   286,833(4)      --           --         15,303(10)
 Co-President and Co-Chief          March 31, 2000          --           --           --          --           --            --
 Operating Officer                  March 31, 1999          --           --           --          --           --            --

-------
(1) The salary paid to each of the Named Executive Officers represents each such officer's adjusted base salary for each of the indicated periods calculated pursuant to the applicable formula under such officer's employment agreement with the Company and/or its subsidiaries.

(2) In November 2000, the Company changed its fiscal year from March 31 to December 31, and as a result, salary figures reported here for the calendar year ended December 31, 2000 include overlap from January 1, 2000 to March 31, 2000 with salary figures for the fiscal year ended March 31, 2000. The amount of overlap is as follows: Mr. Yuen: $494,387; Ms. Leung: $210,788; Mr. Weiswasser: $187,500.

(3) In November 2000, the Company changed its fiscal year from March 31 to December 31, and as a result, bonus figures reported here for the calendar year ended December 31, 2000 include overlap from January 1, 2000 to March 31, 2000 with bonus figures for the fiscal year ended March 31, 2000. The cash portion of Mr. Yuen's bonus earned for the nine months ended December 31, 2000 was $2,718,111, and the amount of overlap is equal to $755,613. Ms. Leung's bonus earned for the nine months ended December 31, 2000 was $381,715 and the amount of overlap is equal to $84,315. Dr. Yuen may elect to receive a portion of his bonus in the form of stock options in accordance with his Employment Agreement.

(4) Amount represents other benefits paid pursuant to the officer's employment agreement.

(5) Of this number, 207,267 shares represent options to be granted to Dr. Yuen as part of his bonus for the year ended December 31, 2000 in accordance with his Employment Agreement. This number has been estimated based on the closing price of the Company's common stock on June 19, 2001, but the actual number of options that will be granted will depend on the closing price of the Common Stock on the Grant Date as specified in Dr. Yuen's Employment Agreement. In addition, Dr. Yuen may receive additional options if he elects to receive a portion of his cash bonus in the form of stock options. See footnote (3) above.

(6)  Amount represents premiums paid for split dollar life insurance policies.

(7) Amount represents matching contributions by the Company under the Gemstar Employees 401(k) and Profit Sharing Plan.

(8) Amount represents salary paid from July 12, 2000 through December 31, 2000. Mr. Boylan and Mr. Kiener became officers of the Company on July 12, 2000 upon consummation of the Merger with TV Guide.

(9) Amount represents bonus attributable to the year ended December 31, 2000, pro-rated for the period from July 12, 2000 through December 31, 2000. Mr. Boylan and Mr. Kiener became officers of the Company on July 12, 2000 upon consummation of the Merger with TV Guide.

(10) Amount represents employer matching on SERP deferrals and group term life insurance premiums.

SUMMARY OF OPTION GRANTS

   The following table provides certain summary information concerning grants of options to the Named Executive Officers of the Company during the year ended December 31, 2000.

                     Option Grants in the Last Fiscal Year

                                                                       Potential Realizable
                                                                     Value at Assumed Annual
                         Number of   % of Total                        Rates of Stock Price
                         Securities   Options    Exercise            Appreciation for Option
                         Underlying  Granted to   Price                        Term
                          Options   Employees in   per    Expiration ------------------------
Name                      Granted   Fiscal Year   Share      Date        5%          10%
----                     ---------- ------------ -------- ---------- ----------- ------------
Henry C. Yuen...........    41,159       0.7%    $42.438  5/31/2010  $ 1,098,494 $  2,783,799
                         3,330,180      54.3%    $47.188  6/01/2010  $98,827,353 $250,447,916
Elsie Ma Leung.......... 2,400,000      39.2%    $39.813  4/13/2010  $60,091,636 $152,284,004
Stephen A. Weiswasser...       --        --          --         --           --           --
Joachim Kiener..........       --        --          --         --           --           --
Peter C. Boylan III.....       --        --          --         --           --           --

Summary of Options Exercised

   The following sets forth certain summary information concerning the exercise of stock options by the Named Executive Officers during the year ended December 31, 2000 together with the fiscal year-end value of unexercised options.

Aggregated Option Exercises in the Last Fiscal Year and Fiscal Year-End Option
                                    Values

                                                   Number of Securities
                                                  Underlying Unexercised      Value of Unexercised
                                                  Options at Fiscal Year      In-The-Money Options
                           Shares                           End              at Fiscal Year End(1)
                          Acquired      Value    ------------------------- --------------------------
                         on Exercise  Realized   Exercisable Unexercisable Exercisable  Unexercisable
                         ----------- ----------- ----------- ------------- ------------ -------------
Henry C. Yuen...........       --            --  21,195,596   16,714,607   $879,759,026 $444,083,212
Elsie Ma Leung..........    10,000   $   349,000  5,230,000    4,800,000   $213,770,500 $107,848,800
Stephen A. Weiswasser...    81,780   $ 4,038,296        --           --             --           --
Joachim Kiener..........   250,000   $17,324,500     39,212    1,105,168   $  1,602,841 $ 15,605,579
Peter C. Boylan III.....    11,553   $   942,609  1,600,941    1,105,168   $ 58,794,228 $ 15,605,579

--------
(1) Value of the securities underlying the "in the money" options at year end minus the exercise price of the options.

                     REPORT OF THE COMPENSATION COMMITTEE

To: The Board of Directors

   It is the Compensation Committee's duty to administer the Company's overall compensation program for its senior management. The Compensation Committee also oversees the administration of the Company's 1994 Stock Incentive Plan, as amended (the "Stock Incentive Plan"). In addition, the Compensation Committee establishes the compensation and evaluates the performance of the Chief Executive Officer. The Compensation Committee as of the end of the Fiscal Year 2000 was comprised of Robert Bennett, Chase Carey,
George F. Carrier, James E. Meyer and Henry C. Yuen. Currently, the Compensation Committee consists of Chase Carey, George F. Carrier, James E. Meyer, Lachlan K. Murdoch and Henry C. Yuen.

   The primary philosophy of the Company regarding compensation is to offer a program which rewards each of the members of senior management commensurately with the Company's overall financial performance and growth, including each person's individual performance during the previous fiscal year. The Company's compensation program for senior management is designed to attract and retain individuals who are capable of leading the Company in achieving its business objectives in an industry characterized by competitiveness, growth and change. The Company believes a substantial portion of the annual compensation of each member of senior management should relate to, and should be contingent upon, the financial performance of the Company, as well as the individual contribution of each particular person to the Company's financial performance. As a result, a significant portion of the total compensation package consists of variable, performance-based components, such as merit and annual incentive bonuses and stock option awards, which can increase or decrease to reflect changes in corporate and individual performance.

   The Compensation Committee evaluates the total compensation for the Company's Chief Executive Officer, Dr. Henry C. Yuen, and certain other members of senior management in light of information collected by the Compensation Committee regarding the financial performance of the Company. The Compensation Committee considers various indicators of success on both a corporate and individual level in determining the overall compensation package for Dr. Yuen and other members of senior management. The corporate indicators of success include, among others, revenue, operating income and earnings per share.

   On January 7, 1998, the Compensation Committee approved, and recommended that the Company's Board of Directors also approve, an Amended and Restated Employment Agreement with Dr. Yuen (as amended by Amendment No. 1 and Amendment No. 2, the "New Yuen Agreement"). The New Yuen Agreement supersedes and replaces Dr. Yuen's former Employment Agreement with Gemstar Development Corporation, a wholly owned subsidiary of the Company ("GDC"), and provides for Dr. Yuen's service to each of the Company and GDC as Chief Executive Officer and President through July 12, 2004, subject to a three-year renewal term and to earlier termination under certain circumstances. The New Yuen Agreement also provides that Dr. Yuen will serve as President and CEO of GDC and President, CEO and Chairman of the Board of the Company. In connection with the Merger between the Company and TV Guide on July 12, 2000, Dr. Yuen relinquished his title as President of the Company.

   On January 7, 1998, the Company's Board of Directors (with Dr.Yuen abstaining from voting) also approved the Amended and Restated Employment Agreement with Dr. Yuen. On October 4, 1999, the Board approved Amendment No. 1 to the Amended and Restated Employment Agreement with Dr. Yuen which became effective upon the consummation of the Merger. On May 4, 2001, the Compensation Committee approved an Amendment No. 2 which (i) clarifies certain matters in light of the consummation of the Merger on July 12, 2000 and the change in the Company's fiscal year and (ii) corrects certain omissions from Amendment No. 1. In approving the New Yuen Agreement, the Compensation Committee and the Board of Directors took into account, among other things,
(i) the Company's substantial dependence upon Dr. Yuen's continued contributions and service to the Company; (ii) Dr. Yuen's considerable business experience and technological expertise; (iii) the increased challenge faced by the Company of sustaining its growth into the coming decade; (iv) challenges associated with rapidly evolving technology and increasing global competition in the businesses in which the Company operates; and (v) the desirability of obtaining Dr. Yuen's commitment to carry out the long-term future projects of the Company beyond the term of Dr. Yuen's former employment agreement.

   The New Yuen Agreement includes provisions (collectively, the "Performance-Based Provisions") pursuant to which Dr. Yuen's annual base salary ("Base Salary") is adjusted and his merit bonus, annual incentive bonus and annual stock option grants are calculated. The Performance-Based Provisions of the original Amended and Restated Employment Agreement were approved by the stockholders of the Company at a Special Meeting held on March 12, 1998 (the "1998 Special Meeting") to satisfy one of the requirements of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), in order to permit the Company to deduct payments in excess of $1 million in any fiscal year.

   Under the New Yuen Agreement, in 1998 Dr. Yuen's Base Salary initially was set at $1 million. The New Yuen Agreement provides for annual adjustments to Dr. Yuen's Base Salary determined by an "Adjusted Percentage" multiplied by his then-current Base Salary. The Adjusted Percentage is a factor of the year-over-year growth of (i) the Company's consolidated revenues and consolidated operating income before stock compensation expense, depreciation and amortization, and non-recurring expenses ("EBITDA") and (ii) the revenues and EBITDA in the sectors of the Company that represent the traditional Gemstar lines of business.

   The New Yuen Agreement also provides for the payment to Dr. Yuen of a merit bonus (the "Merit Bonus") which is equal to the Adjusted Percentage multiplied by Dr. Yuen's then-current Base Salary.

   The New Yuen Agreement also provides for the payment to Dr. Yuen of an additional bonus (the "Annual Incentive Bonus"), which is equal to the Adjusted Percentage multiplied by Dr. Yuen's then-current Base Salary.

   Under the New Yuen Agreement, the aggregate dollar amount of Dr. Yuen's Base Salary (as adjusted), Merit Bonus and Annual Incentive Bonus for each compensation period payable in cash is subject to an annual limitation, which was increased upon consummation of the Merger on July 12, 2000. The amount of the adjustment to Dr. Yuen's Base Salary under the New Yuen Agreement for the fiscal year ended December 31, 2000 was dependent upon the Company's financial performance for the fiscal year ended March 31, 2000. The amounts of Dr. Yuen's Merit Bonus and the Annual Incentive Bonus payable to Dr. Yuen under the New Yuen Agreement for the fiscal year ended December 31, 2000 were dependent upon the Company's financial performance for such year as described above.

   The Compensation Committee determines the cash compensation paid to the other members of senior management in accordance with their employment agreements in a similar manner as that of the Chief Executive Officer. Each officer's overall cash compensation is based upon the Company achieving certain financial objectives, together with each officer satisfying certain qualitative individual management objectives.

   The Compensation Committee oversees the administration of the Stock Incentive Plan, which provides the Company with the ability to periodically reward key employees with options to purchase shares of the Company's common stock. These long-term incentives are designed to align the interests of key employees with those of the stockholders of the Company. Stock option grants provide an incentive that focuses the individual's attention on managing the Company from the perspective of an owner, with an equity stake in the business. The value of stock options is tied to the future performance of the Company's common stock and provides value to the recipient only when the price of the Company's common stock increases above the option exercise price. Stock options reward management for long-term strategic planning through the resulting enhancement of share price. The Company believes that a compensation structure which includes the periodic granting of long-term incentives such as stock options helps to attract and retain senior managers with long-term management perspectives.

   During the fiscal year ended December 31, 2000, the Company granted stock options to Dr. Yuen. The New Yuen Agreement provides for the annual grant of options to purchase 3,330,180 shares of common stock of the Company, as adjusted for all stock splits. Stockholders of the Company approved the annual stock option grant to Dr. Yuen at the 1998 Special Meeting. Additionally, Dr. Yuen has the option to receive his Merit Bonus and Annual Incentive Bonus in the form of options to acquire shares of common stock of the Company. The number of options granted to each employee of the Company was determined in accordance with the relative position, seniority and contribution of each such individual.

   The Compensation Committee has considered the anticipated tax treatment to the Company regarding the compensation and benefits paid to the executive officers of the Company in light of the enactment of Section 162(m) of the Code. Section 162(m) of the Code renders non-deductible to a publicly-held corporation certain compensation in excess of $1 million paid in any year to certain of its executive officers, unless the excess compensation is "performance-based" (as defined) or is otherwise exempt from Section 162(m). The basic philosophy of the Compensation Committee is to strive to provide the executive officers of the Company with a compensation package which will preserve the deductibility of such payments for the Company to the extent reasonably practicable and to the extent consistent with its other compensation objectives. However, certain types of compensation payments and their deductibility (e.g., the spread and exercise of non-qualified options) depend upon the timing of an executive officer's vesting or other factors beyond the Compensation Committee's control, and may affect the deductibility of certain compensation payments. While we believe that the options granted and to be granted to Dr. Yuen will qualify for the "performance-based" exception to Section 162(m), no assurance can be given as to the deductibility of any compensation paid under the New Yuen Agreement to the extent that such compensation would, together with any other nonexempt compensation paid to Dr. Yuen, exceed $1 million in any year.

                                          THE COMPENSATION COMMITTEE
                                          OF THE BOARD OF DIRECTORS

                                          Chase Carey
                                          George F. Carrier
                                          James E. Meyer
                                          Lachlan K. Murdoch
                                          Henry C. Yuen

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

   From July 12, 2000 through April 30, 2001, the members of the Compensation Committee were Robert Bennett, Chase Carey, George F. Carrier, James E. Meyer and Henry C. Yuen. Dr. Yuen is an officer of the Company. Mr. Bennett, Mr. Carey, Mr. Carrier and Mr. Meyer are not and have never been employees or officers of the Company. In May 2001, Mr. Bennett resigned and was replaced with Lachlan K. Murdoch. Mr. Murdoch is not and has never been an employee or officer of the Company.

                         AUDIT COMMITTEE INDEPENDENCE

   The Audit Committee currently consists of George F. Carrier, Nicholas Donatiello, Jr. and James E. Meyer. As of the end of the fiscal year, the Audit Committee consisted of George F. Carrier, Nicholas Donatiello, Jr., Elsie Ma Leung and J. David Wargo. Currently, no member of the Audit Committee is either an officer or employee of the Company. Currently the members of the Audit Committee are independent as defined in the Nasdaq listing standards.

THE FOLLOWING REPORT OF THE AUDIT COMMITTEE AND THE PERFORMANCE GRAPH THAT APPEARS IMMEDIATELY AFTER SUCH REPORT SHALL NOT BE DEEMED TO BE SOLICITING MATERIAL OR TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES EXCHANGE ACT OF 1934 OR INCORPORATED BY REFERENCE IN ANY DOCUMENT SO FILED.

                         REPORT OF THE AUDIT COMMITTEE

To: The Board of Directors

   As members of the Audit Committee, we are responsible for oversight of all aspects of the Company's financial reporting, internal control and audit functions. We adopted a charter in June 2000, which is attached to this proxy statement as Appendix A. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. We have reviewed and discussed the Company's financial statements with management. We selected KPMG LLP to be the Company's independent auditors, and they are responsible for expressing an opinion on the conformity of the audited financial statements with accounting principles generally accepted in the United States of America. We have received written confirmation from KPMG LLP of their independence within the meaning of the Securities Act administered by the Securities and Exchange Commission and the requirements of the Independence Standards Board Standard No. 1. We have discussed with KPMG LLP those matters required by Statement on Auditing Standards No. 61. In reliance on the reviews and discussions noted above, we ratified the decision of the Board of Directors that the audited financial statements be included in the Company's Transition Report on Form 10-K for the period ended December 31, 2000 for filing with the Securities and Exchange Commission.

                                AUDIT COMMITTEE

                               George F. Carrier
                           Nicholas Donatiello, Jr.
                                James E. Meyer

                       FEES PAID TO INDEPENDENT AUDITORS

Audit Fees

   The aggregate fees billed for professional services rendered by KPMG LLP for the audit of the Company's consolidated financial statements for the nine months ended December 31, 2000 and the reviews of the financial statements included in the Company's Form 10-Qs for such period were approximately $1,025,000.

Financial Information Systems Design and Implementation Fees

   No fees were billed for professional services rendered by KPMG LLP for financial information systems design and implementation services for the nine months ended December 31, 2000.

All Other Fees

   The aggregate fees for professional services rendered by KPMG LLP other than the services referred to above were approximately $364,200 for the nine months ended December 31, 2000. The Audit Committee considered whether the provision of these services is compatible with maintaining the independence of KPMG LLP.

   The following graph shows the Company's total return to shareholders of a $100 investment compared to the Nasdaq Composite Index, the Morgan Stanley High Technology Index and the Nasdaq 100 Index over the period from October 11, 1995 (the date the Company's shares began trading on the Nasdaq National Market) to December 31, 2000.

                               PERFORMANCE GRAPH

                       [PERFORMANCE GRAPH APPEARS HERE]

                         10/11/95 3/31/96 3/31/97 3/31/98 3/31/99 3/31/00 12/31/00
                         -------- ------- ------- ------- ------- ------- --------
Gemstar.................   100      182      89     218     547    2,502   1,342
Nasdaq..................   100      110     122     183     246      457     247
Morgan Stanley High
 Tech...................   100      102     114     175     329      684     430
Nasdaq-100..............   100      108     141     216     373      779     415

                             EMPLOYMENT AGREEMENTS

 Amended and Restated Employment Agreement with Dr. Yuen

   On January 7, 1998, the Company's Compensation Committee and Board approved an Amended and Restated Employment Agreement, and on October 4, 1999, the Board approved Amendment No. 1 to the Amended and Restated Employment Agreement which became effective upon the consummation of the Merger. On May 4, 2001, the Compensation Committee approved an Amendment No. 2 which (i) clarifies certain matters in light of the consummation of the Merger on July 12, 2000 and the change in the Company's fiscal year and (ii) corrects certain omissions from Amendment No. 1. The Amended and Restated Employment Agreement as amended by Amendment Nos. 1 and 2 is hereinafter referred to as the "New Yuen Agreement." The New Yuen Agreement supersedes and replaces Dr. Yuen's former Employment Agreement with GDC, and provides for Dr. Yuen's service to each of the Company and GDC as Chief Executive Officer and President through July 12, 2004, subject to a three-year renewal term and to earlier termination under certain circumstances. The New Yuen Agreement also provides that Dr. Yuen will serve as President and CEO of GDC and President, CEO and Chairman of the Board of the Company. In connection with the Merger between the Company and TV Guide on July 12, 2000, Dr. Yuen relinquished his title as President of the Company.

   The New Yuen Agreement includes provisions (collectively, the "Performance-Based Provisions") pursuant to which Dr. Yuen's annual base salary ("Base Salary") is adjusted and his merit bonus, annual incentive bonus and annual stock option grants are calculated. The Performance-Based Provisions of the New Yuen Agreement were subject to stockholder approval to satisfy one of the requirements of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), in order to permit the Company to deduct payments in excess of $1 million in any fiscal year. The Performance-Based Provisions of Dr. Yuen's Amended and Restated Employment Agreement were approved by the stockholders of the Company at a Special Meeting held on March 12, 1998 (the "1998 Special Meeting").

   Under the New Yuen Agreement, in 1998 Dr. Yuen's Base Salary was initially set at $1 million. The New Yuen Agreement provides for annual adjustments to Dr. Yuen's Base Salary determined by an "Adjusted Percentage" multiplied by his then-current Base Salary. The Adjusted Percentage is a factor of the year-over-year growth of (i) the Company's consolidated revenues and consolidated operating income before stock compensation expense, depreciation and amortization, and non-recurring expenses ("EBITDA") and (ii) the revenues and EBITDA in the sectors of the Company that represent the traditional Gemstar lines of business.

   The New Yuen Agreement also provides for the payment to Dr. Yuen of a merit bonus (the "Merit Bonus") which is equal to the Adjusted Percentage multiplied by Dr. Yuen's then-current Base Salary.

   The New Yuen Agreement also provides for the payment to Dr. Yuen of an additional bonus (the "Annual Incentive Bonus"), which is equal to the Adjusted Percentage multiplied by Dr. Yuen's then-current Base Salary.

   Under the New Yuen Agreement, the aggregate dollar amount of Dr. Yuen's Base Salary (as adjusted), Merit Bonus and Annual Incentive Bonus for each compensation period is subject to an annual limitation, which was increased upon consummation of the Merger on July 12, 2000. The amount of the adjustment to Dr. Yuen's Base Salary, and the amounts of the Merit Bonus and the Annual Incentive Bonus payable to Dr. Yuen under the New Yuen Agreement for the fiscal year ended December 31, 2000, were dependent upon the Company's financial performance for such year as described above.

   The New Yuen Agreement allows Dr. Yuen to elect to receive the Merit Bonus and the Annual Incentive Bonus in the form of options to acquire shares of common stock of the Company in lieu of receiving the Merit Bonus and the Annual Incentive Bonus in cash.

   The New Yuen Agreement provided for the immediate grant to Dr. Yuen of options to purchase 16,650,900 shares of common stock of the Company and annual grants of options to purchase 3,330,180 shares of common stock (as adjusted for all stock splits). The Company's stockholders approved these stock option grants to Dr. Yuen at the 1998 Special Meeting. Dr. Yuen is also entitled to $1,000 a month automobile allowance and other benefits, including health insurance and participation in bonus and incentive and stock option compensation plans.

   The New Yuen Agreement entitles Dr. Yuen to terminate the New Yuen Agreement within 90 days following a change of control (as defined below), in which event (1) he would be entitled to receive (a) a lump-sum payment equal to five times his then-current Base Salary, (b) for a period of 60 months following such termination, all other elements of his compensation provided under the New Yuen Agreement, (2) all unvested options granted to him pursuant to the New Yuen Agreement would immediately vest in full and would be exercisable for their full term and all previously granted vested options to acquire shares of common stock will remain fully exercisable for their full term. A "change of control" is defined as of the end of the fiscal year 2000 as the occurrence of any of the following: (i) the acquisition (other than from the Company directly or from any Company shareholder who was, as of the effective date of the New Yuen Agreement, a 25% shareholder of the Company) by any person or entity of beneficial ownership of 25% or more of the Company's outstanding shares; (ii) the acquisition (other than from GDC directly or from any GDC shareholder who was, as of the effective date of the New Yuen Agreement, a 25% shareholder of GDC) by any person or entity of beneficial ownership of 25% or more of GDC's outstanding shares; (iii) during any period of two consecutive years, individuals who, at the beginning of such period, constituted the board of directors of the Company or GDC (together with any new directors whose election or appointment to such board of directors or whose nomination for election by the shareholders of the Company or GDC was approved by Dr. Yuen or by a vote of a majority of the directors then still in office who are either directors at the beginning of such period or whose election, appointment or nomination for election was previously so approved) cease for any reason to constitute a majority of the board of directors of the Company or GDC then in office; (iv) approval by the board of directors or a majority of the shareholders of either the Company or GDC of a merger, reorganization, combination or consolidation whereby the shareholders of either the Company or GDC immediately prior to such approval will not, immediately after consummation of such reorganization, merger, combination or consolidation, own more than 50% of the voting stock of the surviving entity; or (v) a liquidation or dissolution of either the Company or GDC or the sale of all or substantially all of the assets of either the Company or GDC, unless the successor to the assets in any such liquidation, dissolution or sale, is the Company or any of its subsidiaries. This definition was modified upon the consummation of the Merger on July 12, 2000 to exclude from the definition of a change in control the acquisition from Dr. Yuen of more than 25% of the Company's outstanding shares pursuant to a right of first refusal granted by Dr. Yuen to Liberty Media Corporation and The News Corporation Limited pursuant to a stockholders agreement entered into in connection with the Merger.

   Under the New Yuen Agreement, as well as under a similar provision under Dr. Yuen's former employment agreement, all inventions, designs, improvements, patents, copyrights, discoveries and other intellectual property which (i) are developed by Dr. Yuen while performing his duties for GDC or using GDC's equipment or trade secret information, (ii) are related at the time of conception to GDC's business or actual or demonstrably anticipated research, or (iii) result from any work performed by Dr. Yuen for GDC, are the property of GDC, if and only to the extent GDC can show by clear and convincing evidence that such property is GDC's property.

 Employment Agreement with Ms. Leung

   The Company and GDC entered into an Amended and Restated Employment Agreement with Ms. Leung, dated as of March 31, 1998 and an amendment to the Employment Agreement dated as of April 13, 2000 (as amended, the "New Leung Agreement"), which supersedes and replaces Ms. Leung's former employment agreement. The New Leung Agreement provides for an initial term effective from January 1, 1998 through September 30, 2005. There is no provision for renewal.

   Under the New Leung Agreement, Ms. Leung will serve as Chief Financial Officer of the Company and Chief Operating Officer and Chief Financial Officer of GDC. Ms. Leung will also serve as a director of the Company, GDC and StarSight. Ms. Leung's annual base salary was initially $700,000 and is subject to annual adjustments based upon the Company's financial performance. The New Leung Agreement also provides that Ms. Leung may receive an annual incentive bonus based upon the Company's financial performance. Under the New Leung Agreement, Ms. Leung was granted options on March 31, 1998 to purchase 4,800,000 shares of common stock and options on April 13, 2000 to purchase 2,400,000 shares of common stock (as adjusted for all stock splits), scheduled to vest ratably over the term of the New Leung Agreement. Ms. Leung is also entitled to a $750 per month automobile allowance and other benefits, including health insurance and participation in bonus and incentive and stock option compensation plans.

   The New Leung Agreement provides Ms. Leung the right to terminate the New Leung Agreement within 90 days following a change of control (defined substantially as defined above with respect to the New Yuen Agreement), in which event (1) she would be entitled to receive (a) a lump-sum payment equal to five times her then-current base salary, (b) for a period of 60 months following such termination, all other elements of her compensation provided under the New Leung Agreement, (2) all unvested options granted to her under the New Leung Agreement would immediately vest in full and would be exercisable for their full term and all previously granted vested options to acquire shares of common stock will remain fully exercisable for their full term. Ms. Leung agreed in the amendment to her Employment Agreement that the consummation of the Merger would not result in a change in control under her Employment Agreement.

   All inventions, designs, improvements, patents, copyrights and discoveries conceived by Ms. Leung during the term of the New Leung Agreement, which are competitive with or related to existing products or services of GDC, shall be assigned to GDC.

 Employment Agreement with Peter C. Boylan III

   TV Guide and Mr. Boylan entered into a new employment agreement effective March 1, 1999. This employment agreement was assumed by the Company on July 12, 2000 in connection with the closing of the Merger. The term of the agreement ends on the sixth anniversary of the completion of the Merger. Thereafter, the employment agreement will be renewed automatically for a term of three additional years unless either party elects not to renew. If the employment agreement is not renewed or if the terms of the renewal are not agreed upon, failure to renew or agree will be treated as a termination without cause as described below.

   The employment agreement provides that Mr. Boylan will serve as Co-President and Co-Chief Operating Officer of the Company, member of the Office of the Chief Executive of the Company, and Chairman and Chief Executive Officer of certain TV Guide business divisions. Mr. Boylan's annual base salary was initially $750,000. The base salary will be increased annually by any percentage increase in the Consumer Price Index. The employment agreement provides for an annual incentive bonus at a target amount of 50% of Mr. Boylan's annual base salary in effect on the last day of the applicable compensation period. The actual amount of the bonus will be based on criteria to be determined each year by mutual agreement of Mr. Boylan and the Chief Executive Officer of the Company. There is no guaranteed minimum bonus.

   TV Guide previously granted Mr. Boylan options to acquire 600,000 shares of its TV Guide Class A Common Stock at $12.50 per share vesting one-fifth each year on March 1 of years 2000 through 2004. Upon completion of the Merger, options to acquire 400,000 of such shares vested and became immediately exercisable on July 12, 2000, and the options to acquire the remaining 200,000 shares, subject to other accelerated vesting provisions in the option grant agreement itself, will vest and become exercisable ratably (one-fifth each year) on March 1 of years 2000 through 2004. On October 1, 1999, TV Guide granted Mr. Boylan options to acquire 1,521,376 shares of TV Guide Class A Common Stock at $21.93 per share which upon completion of the Merger became exercisable ratably (one-sixth per year) on each of the first through the sixth anniversaries of the merger closing, subject to the accelerated vesting provisions of the option grant agreement itself. Upon completion of the Merger, all options on TV Guide common stock converted to options to purchase shares of the Company's common stock with the number of shares issuable and the option price adjusted according to the terms of the merger agreement.

   Termination without cause or constructive termination (as defined in the employment agreement) will entitle Mr. Boylan to a lump sum payment equal to the greater of three times his annual base salary or the amount equal to the product of his annual base salary multiplied by the number of years remaining (rounded up) in the term of his employment under the employment agreement and to continuation of the additional benefits provided for in the employment agreement (such as participation in medical, disability and life insurance plans) for 60 months from the last date of employment. All stock options and other stock incentive awards previously granted to him will immediately vest in full and become fully exercisable for their full term, and all previously vested stock options and other stock incentive awards will remain fully exercisable for their full term.

   The definition of "change of control" in the employment agreement broadened upon the completion of the Merger, and the event of a change of control entitles Mr. Boylan to terminate his employment within 90 days after notice of a change of control and receive a lump sum payment of five times his current annual base salary and continuation of all other elements of his compensation for 60 months from the last date of employment. All unvested stock options and other stock incentive awards previously granted to Mr. Boylan will immediately vest in full, and those options and awards and all previously vested stock options and other stock incentive awards will remain fully exercisable for their full term. Certain payments made to Mr. Boylan upon a "change of control" will be increased to offset the effect of certain adverse tax consequences which may be caused by such payments.

   At any time after September 1, 2000, Mr. Boylan is entitled to terminate his employment under the employment agreement without reason upon six months' prior notice and receive a lump sum payment equal to his then current annual base salary. Upon such termination, all stock options and other stock incentive awards previously granted and then remaining unvested will be forfeited, and all previously vested stock options and other stock incentive awards shall remain fully exercisable for their full term.

 Employment Agreement with Joachim Kiener

   TV Guide and Mr. Keiner entered into an employment agreement effective March 1, 1999, which was assumed by the Company on July 12, 2000 with terms and provisions identical to those in the new employment agreement between the Company and Mr. Boylan discussed above in the immediately preceding six paragraphs, except that: (1) Mr. Kiener was Co-President and Co-Chief Operating Officer of the Company, member of the Office of the Chief Executive of the Company, and Chairman and Chief Executive Officer of certain other
TV Guide business divisions; and (2) Mr. Kiener's annual base salary was initially $875,000.

 Employment Agreement with Steve Weiswasser

   The Company entered into an employment agreement with Mr. Weiswasser dated July 22, 1999 and an amendment to agreement dated as of July 11, 2000 (as amended, the "Weiswasser Agreement"). The term of the employment agreement was from July 22, 1999 (the "Effective Date") and ending on the third business day before the third (3rd) anniversary of the Effective Date, and provided for an automatic extension through the and shall end with the close of business on the day before the fifth (5th) anniversary of the Effective Date. The Weiswasser Agreement provided for a base salary of $750,000 annually subject to an annual adjustment based upon the Consumer Price Index, an annual bonus determined in the sole discretion of the CEO and/or COO to be no greater than 33 1/3% of the base salary, and option grants as determined by the Board of Directors or Compensation Committee in accordance with the guidelines specified therein.

   The Agreement provided that if a change in control event were to occur that was either approved by the CEO and majority of all of the members of the Board of Directors of the Company or GDC, or whereby the Company ceased to be a registered company under Section 12 of the Securities Exchange Act of 1934 or if deemed by the CEO to be a Friendly Change in Control Event (a "Friendly Change in Control Event") all amounts or benefits and all stock options or other equity based awards in which Mr. Weiswasser was not vested would have become fully vested, and Mr. Weiswasser would have 90 days after the occurrence of the event to terminate his employment which will be deemed a termination for Good Reason as defined in the Weiswasser Agreement.

   The Weiswasser Agreement provided that termination of Mr. Weiswasser may be effected for cause or without cause, or by Mr. Weiswasser for good reason or without good reason, or due to disability, each of which is defined in the Weiswasser Agreement and may result in certain benefits to Mr. Weiswasser upon termination. Any such termination would become effective immediately as a resignation by Mr. Weiswasser from all positions with the Company or GDC or related entity.

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

   As a result of the merger between the Company and TV Guide on July 12, 2000, Liberty Media Corporation, an indirect wholly owned subsidiary of AT&T Corp. ("Liberty Media"), and The News Corporation Limited ("News Corp.") became significant stockholders, either directly or indirectly, of the Company. Effective May 2, 2001, Liberty Media sold 70,704,586 shares of the Company's common stock to News Corp. By virtue of ordinary shares of News Corp. owned by (i) Mr. K. Rupert Murdoch a director of the Company, and members of his family / their families, (ii) (A) Cruden Investments Pty. Limited, a private Australian investment company owned by K. Rupert Murdoch, members of his family and certain charities, and (B) a subsidiary of Cruden; and (iii) corporations which are controlled by trustees of settlements and trusts set up for the benefit of the Murdoch family, charities and other persons, and K. Rupert Murdoch's positions as Chairman and Chief Executive Officer of News Corp., Murdoch may be deemed to control the operations of News Corp.

   AT&T Broadband and Internet Services ("BIS") (formerly Tele-Communications, Inc.) and its consolidated affiliates purchased video, program promotion and guide services and subscriber management services from the Company during the period from July 12, 2000 through December 31, 2000 totaling $8.4 million. In addition,

News Corp. and its consolidated affiliates purchased advertising from the Company during the period from July 12, 2000 through December 31, 2000 totaling $10.3 million.

   The Company purchased programming and production services and satellite transponder facilities and uplink services from Liberty Media consolidated affiliates during the period from July 12, 2000 through December 31, 2000 totaling $11.3 million. In addition, the Company purchased programming and production services from News Corp. and its consolidated affiliates during the period from July 12, 2000 through December 31, 2000 totaling $7.8 million.

   The Company has included in the amounts discussed above, transactions with BIS, Liberty Media and News Corp. and all entities in which BIS, Liberty Media and News Corp. have an interest greater than 50%. In addition, the Company has transactions with entities in which BIS, Liberty Media and News Corp. own, directly or indirectly, 50% or less, which transactions were conducted at arms-length in the ordinary course of business.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

   Section 16(a) of the United States Securities Exchange Act of 1934, as amended, requires that a Company's directors and officers, and persons who own more than 10% of a registered class of the Company's equity securities, file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "Commission") and the National Association of Securities Dealers, Inc. ("NASD"). Directors, officers and beneficial owners of more than 10% of the Company's common stock are required by the Commission to furnish the Company with copies of the reports they file.

   Based solely on its review of the copies of such reports and written representations from certain reporting persons that certain reports were not required to be filed by such persons, the Company believes that all of its directors, officers and beneficial owners complied with all of the filing requirements applicable to them with respect to transactions during the year ended December 31, 2000, except that Mr. Meyer inadvertently failed to timely file five Form 4s in respect of five transactions involving Gemstar common stock effected in 2000, and Mr. Macrae inadvertently failed to timely file three Form 4s in respect of four transactions involving Gemstar common stock effected in 2000. Mr. Meyer and Mr. Macrae subsequently made the appropriate filings to report these transactions.

                        TRANSITION REPORT ON FORM 10-K

   A copy of the Company's Transition Report on Form 10-K (the "Form 10-K") for the period ended December 31, 2000 (without exhibits), which the Company has filed with the Securities and Exchange Commission, accompanies this Proxy Statement. Copies of exhibits to the Form 10-K are available, but a reasonable fee per page will be charged to the requesting stockholder. Stockholders may make requests in writing to the Company's Stockholders' Communications Department, c/o Gemstar-TV Guide International, Inc., 135 North Los Robles Avenue, Suite 800, Pasadena, California 91101.

                           PROPOSALS OF STOCKHOLDERS

   A stockholder proposal submitted pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, for inclusion in the Company's proxy statement and form of proxy for the 2002 Annual Meeting of Stockholders must be received by the Company by February 18, 2002. Such a proposal must also comply with the requirements as to form and substance established by the Securities and Exchange Commission for such proposals. A stockholder otherwise desiring to bring matters before an annual meeting of stockholders must, pursuant to the Company's Bylaws, deliver timely notice in writing to the Secretary of the Company not less than sixty (60) nor more than ninety (90) days prior to such annual meeting. In the event that less than seventy (70) days' notice or prior public disclosure of the date of the annual meeting is given or made to the stockholders, the Bylaws provide that notice by a stockholder of a stockholder proposal must be received in writing by the Secretary of the Company on the tenth day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made.

   If any stockholder proposals are presented for action at the Annual Meeting, but are not submitted within the time periods described above, it is the intention of the persons named in the accompanying proxy to vote the shares to which the proxy relates in accordance with their best judgment as determined in their sole discretion.

                                PROPOSAL NO. 2
                     RATIFICATION OF INDEPENDENT AUDITORS

   KPMG LLP were the independent auditors for the Company for the period ended December 31, 2000 and have reported on the Company's consolidated financial statements included in the Annual Report which accompanies this Proxy Statement. The Company's independent auditors are appointed by the Board. The Board has reappointed KPMG LLP as the Company's independent auditors for the year ending December 31, 2001. In the event that the stockholders do not approve KPMG LLP as independent auditors, the selection of independent auditors will be reconsidered by the Board. A representative of KPMG LLP will be present at the Annual Meeting, will have an opportunity to make a statement and will be available to respond to appropriate questions.

Required Vote

   Approval of this proposal requires the affirmative vote of a majority of all votes cast, in person or by proxy. Abstentions and broker non-votes will have no effect on the results, although they will be counted for purposes of determining the presence of a quorum for the conduct of business at the Annual Meeting.

   The Board of Directors recommends a vote "FOR" approval of KPMG LLP as the Company's independent auditors for the year ending December 31, 2001.

                                 OTHER MATTERS

   At the time of the preparation of this Proxy Statement, the Board knows of no other matters which will be acted upon at the Annual Meeting. If any other matters are presented for action at the Annual Meeting or at any adjournment thereof, it is the intention of the persons named in the accompanying proxy to vote the shares to which the proxy relates in accordance with their best judgment as determined in their sole discretion.

                                          By Order of the Board of Directors
                                          /s/ HENRY C. YUEN
                                          HENRY C. YUEN
                                          Chairman and Chief Executive Officer

Pasadena, California
June 20, 2001

   IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. THEREFORE, STOCKHOLDERS ARE URGED TO COMPLETE, SIGN, DATE AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED ENVELOPE.

                                                                     APPENDIX A

                     GEMSTAR-TV GUIDE INTERNATIONAL, INC.

                            AUDIT COMMITTEE CHARTER

   Statement of Purpose. The Committee will assist the Board of Directors of the Company in fulfilling its oversight responsibilities. The Committee will review the financial reporting process, the system of internal control, the audit process and the Company's process for monitoring compliance with laws and regulations. To effectively perform his or her role, each Committee member will obtain an understanding of the responsibilities of Committee membership as well as the Company's business, operations and risks.

   The Committee is not responsible for planning or conducting audits or determining that the Company's financial statements are accurate and are in accordance with generally accepted accounting principles. This duty is the responsibility of management and the external auditors, who are ultimately accountable to the Board and the Committee. Likewise, it is not the duty of the Committee to independently verify information presented to it, unless special circumstances require such verification. The statement of responsibilities below is in all respects qualified by this limitation.

   Composition and Qualifications. The Committee shall be comprised of not fewer than three members of the Company's Board. Subject to the foregoing, the exact number of members of the Committee shall be fixed and may be changed from time to time by resolution duly adopted by the Board. One of the members of the Committee shall be designated by majority vote of the members of the Committee as the chairperson (the "Chairperson") of the Committee. The Board shall appoint the members of the Committee to serve until their successors have been duly designated. Members of the Committee may be removed by the Board. Vacancies on the Committee shall be filled in accordance with the procedures specified in the Bylaws. The members of the Committee shall meet the standards of independence and other qualifications as required by the National Association of Securities Dealers, Inc.

   Oversight Responsibilities. The Committee shall have responsibilities in the following areas:

  (a) Internal Controls

    . Review with management, the external auditors and appropriate financial executives the adequacy of the Company's internal accounting controls and procedures.

    . Inquire about internal control recommendations made by internal and external auditors and whether they have been implemented by management.

  (b) Financial Reporting

    . Review reports prepared by management and by the external auditors of significant accounting and financial reporting issues and judgments and their impact on the financial statements.

    . Review periodically with the internal and external auditors significant risks and exposures and the plans to monitor, control and minimize such risks and exposures.

    . Review significant changes to the Company's auditing and accounting practices as suggested by the internal and external auditors or management and discuss them on a timely basis.

    . Meet with management and the external auditors to review and discuss the annual audited financial statements and the results of the audit.

    . Review with management interim financial statements, and require the external auditors to review the financial information included in the Company's interim financial statements prior to filing its Form 10-Q Reports.

    . Review with management annual audited financial statements, and require the external auditors to review the financial information included in the Company's annual audited financial statements prior to filing its Form 10K Report.

  (c) Compliance

    . Periodically obtain reports from management, auditors, general counsel, tax advisors or any regulatory agency regarding regulatory compliance, transactions with affiliates and other legal matters that may have a material impact on the financial statements and the consideration of those matters in preparing the financial statements.

    . Review the effectiveness of the policies and procedures for monitoring compliance with laws and regulations and the results of management's investigation and follow-up (including disciplinary action) on any reporting deficiencies, fraudulent acts or accounting irregularities.

  (d) Audit

    .  Review the external auditors' proposed audit scope and approach.

    . Review with the external auditors any problems or difficulties the auditors may have encountered, any management letter provided by the auditors, and the Company's response to that letter, including:

              . Any difficulties encountered, or restrictions on the scope of activities or access to required information;

              . Any changes required in the planned scope of the internal audit; and

              . Any recommendations made by the external auditors as a result of the audit.

    . Discuss the matters required to be discussed by Statement of Auditing Standards No. 61 as it may be modified or supplemented from time to time ("SAS 61").

    . Review and evaluate the annual engagement proposal for retention of the external auditors and performance and level of fees to be paid to the external auditors.

    . Exercise, along with the Board, as the shareholders' representatives, ultimate authority and responsibility to select, evaluate and, where appropriate, replace the external auditors (or to nominate the external auditors to be proposed for shareholder approval in any proxy statement).

    . Obtain from the external auditors a formal written statement delineating all relationships between the external auditors and the Company, consistent with Independence Standards Board No. 1.

    . Actively engage in a dialogue with the external auditors with respect to any disclosed relationships or services that may impact the objectivity and independence of the external auditors and take, or recommend that the Board take, appropriate action to oversee the independence of the external auditors.

  (e) Reporting Responsibilities

    . Regularly report to the Board on the Committee's activities and make appropriate recommendations.

    . Prepare for inclusion in the proxy statement the disclosures about the Committee and its functioning required under applicable SEC rules.

    . Annually review and (if appropriate) update this charter, subject to Board approval of changes.

  (f) Other Responsibilities

    . Meet with the external auditors, director of internal audit and management in separate executive sessions to discuss any matters that the committee or these groups believe should be discussed privately.

 Meetings

  (a) Frequency

    The Committee shall hold regular meetings as required by the Bylaws. Special meetings of the Committee will be held at the request of the Chairperson of the Committee or any two other Committee members. Minutes shall be regularly kept of Committee proceedings.

  (b) Agenda

    Prior to each regularly scheduled meeting, the Committee members will receive notice of and an agenda for the meeting. Other topics for discussion may be introduced at the meeting or by notice to the Chairperson at the request of any Committee member.

  (c) Attendance

    The Committee may regularly or from time-to-time ask corporate officers and other employees of the Company to attend the meetings.

  (d) Procedures

    The Committee may adopt rules for its meetings and activities. In the absence of any such rules, the Committee actions shall be governed by the Company's Bylaws and applicable law, as applicable to Board meetings and activities. In all cases, a quorum of the Committee shall be a majority of the persons then serving as members of the Committee.

 Outside Assistance

   The Committee shall have the authority to request and receive access to any internal or external information it requires to fulfill its duties and responsibilities. The Committee is authorized to engage such outside professional or other services as in its discretion it deems necessary to fulfill its responsibilities.

                        IMPORTANT NOTICE TO SHAREHOLDERS
                        --------------------------------
                   of Gemstar - TV Guide International, Inc.
               The Annual Meeting of Shareholders will be held on
              July 20, 2001 at 10:00 a.m. California, U.S.A. time
                            at The DoubleTree Hotel,
                             191 N. Robles Avenue,
                          Pasadena, California  91101






                     GEMSTAR - TV GUIDE INTERNATIONAL, INC.

              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                OF THE COMPANY FOR ANNUAL MEETING, JULY 20, 2001

               The undersigned, a shareholder of Gemstar-TV Guide International, Inc., a Delaware corporation (the "Company"), acknowledges receipt of a copy of the Notice of Annual Meeting of Shareholders, the accompanying Proxy Statement, a copy of the Company's Annual Report for the year ended December 31, 2000, and revoking any proxy previously given, hereby constitutes and appoints Henry Yuen and Elsie Lueng and each of them, his or her true and lawful agents and proxies with full power of substitution in each, to vote the shares of Common Stock of the Company standing in the name of undersigned at the Annual Meeting of Shareholders of the Company to be held at the DoubleTree Hotel, 191 N. Robles Avenue, Pasadena, California 91101.

                 (continued and to be signed on the other side)

Dear Stockholder:

The Annual Meeting of the shareholders of Gemstar-TV Guide International, Inc. (the "Company") will be held on Friday, July 20, 2001 at 10:00 a.m. California time at the DoubleTree Hotel, 191 N. Robles Avenue, Pasadena, California 91101.

The enclosed notice of the meeting and accompanying proxy statement cover the formal business of the meeting.

Your continued interest in the Company is appreciated and we hope that you will find it convenient to attend the meeting. However, whether or not you plan to attend in person, please assure representation of your shares by marking, signing and mailing in the accompanying proxy card.

Sincerely,

Henry C. Yuen
President and Chief Executive Officer


--------------------------------------------------------------------------------
                Please Detach and Mail in the Envelope Provided

[X] Please mark your
    votes as in this
    example

The Board of Directors recommends a vote FOR Items 1 and 2.

                                         For all      Withhold authority to
                                         nominees     vote for all nominees
1. For a three year term as a               [_]               [_]              Nominees: James E. Meyer
   Class III member of the Company's                                                     Douglas B. Macrae
   Board of Directors:                                                                   Nicholas Donatiello, Jr.
                                                                                         Lachlan K. Murdoch
(Authority to vote for any nominee named may be
withheld by lining through that nominee's name.)

                                            FOR          AGAINST         ABSTAIN
2. Approval of KPMG LLP as the company's    [_]            [_]             [_]
   independent auditors for the fiscal
   year ending December 31, 2001.

3. In their discretion, upon any other matters as may properly come before the meeting or at any adjournment thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREBY BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2. IF ANY NOMINEE BECOMES UNAVAILABLE FOR ANY REASON, THE PERSONS NAMED AS PROXIES SHALL VOTE FOR THE ELECTION OF SUCH OTHER PERSON AS THE BOARD OF DIRECTORS MAY PROPOSE TO REPLACE SUCH NOMINEE.

              PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD
                     PROMPTLY USING THE ENCLOSED ENVELOPE.


Signature of Shareholder___________________________  Dated________________, 2001


Signature of Shareholder___________________________  Dated________________, 2001

NOTE: This Proxy must be signed exactly as your name appears hereon. Executors, administrators, trustees, etc., should give full title, as such. If the shareholder is a corporation, a duly authorized officer should sign on behalf of the corporation and should indicate his or her title.